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Exhibit 23.5

        [Letterhead of Mine Development Associates]

CONSENT OF MINE DEVELOPMENT ASSOCIATES

        The undersigned, Mine Development Associates, hereby states as follows:

        Our firm prepared technical studies and a preliminary assessment as set forth herein (collectively, the "Technical Studies"), concerning ore reserves in the Paredones Amarillos property (study completed in 2005 and updated in 2007) and concerning mineralized material contained in the Long Valley property (study completed in 2003; preliminary assessment completed in 2008), for Vista Gold Corp. (the "Company"), portions of which are summarized under the captions "Item 2. Properties — Paredones Amarillos — Preliminary Feasibility Study" and "Item 2. Properties — Long Valley — Geology" in this Annual Report on Form 10-K for the year ended December 31, 2007 (the "Form 10-K").

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-91254, 333-102384, 333-104443, 333-120335, 333-129720, 333-132975 and 333-136980) and in the related Prospectuses, and in the Registration Statements on Form S-8 (Nos. 333-105621 and 333-134767) of the Company of the summary information concerning the Technical Studies, including the references to our firm included with such information, as set forth above in the Form 10-K.

MINE DEVELOPMENT ASSOCIATES
	By:	/s/ NEIL PRENN Name: Neil Prenn Title: President
Date: March 11, 2008

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  Exhibit 23.5
CONSENT OF MINE DEVELOPMENT ASSOCIATES